Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Front Yard Residential Corporation Reports Fourth Quarter and Full Year 2017 Results

CHRISTIANSTED, U.S. Virgin Islands, March 1, 2018 (GLOBE NEWSWIRE) - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today announced financial and operating results for the fourth quarter and full year of 2017.

Fourth Quarter 2017 Highlights and Recent Developments

•	Changed company name to Front Yard Residential Corporation.

•	Acquired 1,957 homes from Amherst Holdings, LLC, increasing the rental portfolio to 11,975 homes, of which 98% were stabilized.

•	Sold 322 mortgage loans, leaving 111 loans with a carrying value of $11.5 million at December 31, 2017.

•	Sold 325 non-rental REO properties, leaving 490 legacy properties under evaluation for rental or sale with a carrying value of $110.1 million at year end 2017.

•	Stabilized Rental Net Operating Income Margin was 64.9%, Stabilized Rental Core Funds from Operations was $0.15 per diluted share and 93% of stabilized rentals were leased at December 31, 2017.[1]

Full Year 2017 Highlights

•	Increased rental portfolio by 3,372 homes, a 39% increase from December 31, 2016.

•	Increased rental revenue by 155% over 2016 to $123.6 million.

•	Disposed of substantially all of the Company's mortgage loans, reducing the portfolio by 96% from 3,474 loans at December 31, 2016 to 111 loans.

•	Sold 1,710 legacy REO properties, reducing the portfolio of legacy REO properties by 75% from 1,930 properties at December 31, 2016 to 490 at December 31, 2017.

•	Completed repurchases of $5.2 million of stock, bringing total repurchases under the repurchase program to $51.5 million.

•	77% of debt funding over 3.9 years at December 31, 2017 compared to 46% at December 31, 2016.

“Throughout 2017, we continued to deliver on our strategic objectives. We completed the sale of most of our legacy assets, achieved strong growth in our rental portfolio and significantly improved our rental operating metrics,” said Chief Executive Officer, George Ellison. “We will continue to build on these achievements and maintain our focus on creating long term shareholder value.”

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[1]
Stabilized Rental Net Operating Income Margin and Stabilized Rental Core Funds from Operations are non-GAAP measures. Refer to the Reconciliation of Non-GAAP Financial Measures section for further information and reconciliation to U.S. GAAP net loss.

Fourth Quarter and Full Year 2017 Financial Results

Net loss for the fourth quarter of 2017 totaled $37.5 million, or $0.70 per diluted share, compared to a net loss of $61.2 million, or $1.14 per diluted share, for the fourth quarter of 2016. Net loss for the year ended December 31, 2017 totaled $185.5 million, or $3.47 per diluted share, compared to a net loss of $228.0 million, or $4.18 per diluted share, for the year ended December 31, 2016.

Webcast and Conference Call

The Company expects to host a webcast and conference call on Thursday, March 1, 2018, at 8:30 a.m. Eastern Time to discuss its financial results for the fourth quarter and full year of 2017. The conference call will be webcast live over the internet from the Company’s website at www.frontyardresidential.com and can be accessed by clicking on the “Shareholders” link.

About Front Yard Residential Corporation

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities which have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company's actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; the Company's ability to integrate newly acquired rental assets into the portfolio; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; the Company’s ability to acquire single-family rental properties generating attractive returns; the Company’s ability to sell residential mortgage assets or non-rental real estate owned on favorable terms or at all; the Company’s ability to predict costs; the Company’s ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; the Company’s ability to obtain and access financing arrangements on favorable terms or at all; the Company’s ability to apply the net proceeds from financings or asset sales to acquire target assets in a timely manner or at all; the Company’s ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of Altisource Portfolio Solutions S.A. and its affiliates to effectively perform their obligations under various agreements with the Company; the failure of Main Street Renewal, LLC to effectively perform under its property management agreement with the Company; the failure of the Company’s mortgage loan servicers to effectively perform their servicing obligations under their servicing agreements; the Company's failure to qualify or maintain qualification as a REIT; the Company’s failure to maintain its exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative or regulatory tax changes and other risks and uncertainties detailed in the "Risk Factors" and other sections described from time to time in the Company's current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Front Yard Residential Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
Revenues:
Rental revenues	$34,917	$24,321	$123,597	$48,563
Change in unrealized gain on mortgage loans	(33,039)	(40,603)	(190,856)	(195,909)
Net realized gain on mortgage loans	10,947	5,484	84,024	85,990
Net realized gain on sales of real estate	14,781	22,784	76,913	117,617
Interest income	152	72	493	497
Total revenues	27,758	12,058	94,171	56,758
Expenses:
Residential property operating expenses	16,652	18,952	71,741	70,167
Real estate depreciation and amortization	16,313	14,237	61,601	27,027
Acquisition fees and costs	119	1,033	778	9,339
Selling costs and impairment	9,422	7,910	40,108	57,913
Mortgage loan servicing costs	1,011	6,635	10,683	34,595
Interest expense	14,617	16,808	59,582	53,868
Share-based compensation	1,315	794	4,139	1,287
General and administrative	2,338	1,949	10,994	10,556
Management fees to AAMC	3,924	4,941	17,301	19,175
Total expenses	65,711	73,259	276,927	283,927
Operating loss	(37,953)	(61,201)	(182,756)	(227,169)
Losses resulting from natural disasters	—	—	(6,021)	—
Insurance recoveries related to natural disasters	463	—	3,349	—
Other expense	—	—	—	(750)
Loss before income taxes	(37,490)	(61,201)	(185,428)	(227,919)
Income tax (benefit) expense	(16)	3	26	109
Net loss	$(37,474)	$(61,204)	$(185,454)	$(228,028)

Loss per share of common stock – basic:
Loss per basic share	$(0.70)	$(1.14)	$(3.47)	$(4.18)
Weighted average common stock outstanding – basic	53,447,950	53,800,457	53,493,523	54,490,979
Loss per share of common stock – diluted:
Loss per diluted share	$(0.70)	$(1.14)	$(3.47)	$(4.18)
Weighted average common stock outstanding – diluted	53,447,950	53,800,457	53,493,523	54,490,979

Dividends declared per common share	$0.15	$0.15	$0.60	$0.75

Front Yard Residential Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2017	December 31, 2016
Assets:
Real estate held for use:
Land	$322,062	$220,800
Rental residential properties	1,381,110	926,320
Real estate owned	64,036	289,141
Total real estate held for use	1,767,208	1,436,261
Less: accumulated depreciation	(73,655)	(27,541)
Total real estate held for use, net	1,693,553	1,408,720
Real estate assets held for sale	75,718	133,327
Mortgage loans, at fair value	11,477	460,444
Mortgage loans held for sale	—	108,036
Cash and cash equivalents	113,666	106,276
Restricted cash	47,822	22,947
Accounts receivable, net	19,555	34,931
Prepaid expenses and other assets	12,758	10,166
Total assets	$1,974,549	$2,284,847
Liabilities:
Repurchase and loan agreements	$1,270,157	$1,220,972
Other secured borrowings	—	144,099
Accounts payable and accrued liabilities	55,639	51,442
Related party payables	4,151	5,266
Total liabilities	1,329,947	1,421,779

Commitments and contingencies	—	—

Equity:
Common stock, $0.01 par value, 200,000,000 authorized shares; 53,447,950 and 53,667,631 shares issued and outstanding as of December 31, 2017 and 2016, respectively	534	537
Additional paid-in capital	1,181,327	1,182,245
Accumulated deficit	(537,259)	(319,714)
Total equity	644,602	863,068
Total liabilities and equity	$1,974,549	$2,284,847

Front Yard Residential Corporation
Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

In evaluating Front Yard’s financial performance, management reviews Stabilized Rental Net Operating Income Margin (“Stabilized Rental NOI Margin”) and Stabilized Rental Core Funds from Operations (“Stabilized Rental Core FFO”), which exclude certain items from Front Yard’s U.S. GAAP (generally accepted accounting principles) results. Stabilized Rental NOI Margin and Stabilized Rental Core FFO are non-GAAP performance measures that Front Yard believes are useful to assist investors in gaining an understanding of the trends and operating metrics for Front Yard’s core business. Stabilized Rental NOI Margin and Stabilized Rental Core FFO should be viewed in addition to, and not in lieu of, Front Yard’s reported results under U.S. GAAP.

The following provides related definitions of, and a reconciliation of Front Yard’s U.S. GAAP results to, Stabilized Rental NOI Margin and Stabilized Rental Core FFO for the periods presented:

Stabilized Rental: We define a property as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. All other homes are considered non-stabilized. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle or because they are held for sale.

Stabilized Rental Net Operating Income (“Stabilized Rental NOI”) and Stabilized Rental NOI Margin: Stabilized Rental NOI is a non-GAAP supplemental measure that we define as rental revenues less residential property operating expenses of the stabilized rental properties in our rental portfolio. We define Stabilized Rental NOI Margin as Stabilized Rental NOI divided by rental revenues.

We consider Stabilized Rental NOI and Stabilized Rental NOI Margin to be meaningful supplemental measures of operating performance because they reflect the operating performance of our stabilized properties without allocation of corporate level overhead or general and administrative costs, acquisition fees and other similar costs and provide insight to the ongoing operations of our business. These measures should be used only as supplements to and not substitutes for net income or loss or net cash flows from operating activities as determined in accordance with GAAP. These net operating income measures should not be used as indicators of funds available to fund cash needs, including distributions and dividends. Although we may use these non-GAAP measures to compare our performance to other real estate investment trusts (“REITs”), not all REITs may calculate these non-GAAP measures in the same way, and there is no assurance that our calculation is comparable with that of other REITs. While management believes that our calculations are reasonable, there is no standard calculation methodology for Stabilized Rental NOI Margin, and different methodologies could produce materially different results.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to Stabilized Rental NOI and Stabilized Rental NOI Margin:

Three Months Ended December 31, 2017
GAAP net loss	$(37,474)

Adjustments:
Change in unrealized gain on mortgage loans	33,039
Net realized gain on mortgage loans	(10,947)
Net realized gain on sales of real estate	(14,781)
Interest income	(152)
Non-stabilized rental and REO operating expenses	4,390
Real estate depreciation and amortization	16,313
Acquisition fees and costs	119
Selling costs and impairment	9,422
Mortgage loan servicing costs	1,011
Interest expense	14,617
Share-based compensation	1,315
General and administrative	2,338
Management fees to AAMC	3,924
Insurance recoveries related to natural disasters	(463)
Income tax benefit	(16)
Stabilized Rental NOI	$22,655

Rental revenues	$34,917
Stabilized Rental NOI Margin	64.9%

Stabilized Rental FFO and Stabilized Rental Core FFO: Funds from Operations (“FFO”) is a supplemental performance measure of an equity REIT used by industry analysts and investors in order to facilitate meaningful comparisons between periods and among peer companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income or loss excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization on real estate assets adjusted for unconsolidated partnerships and jointly owned investments.

We believe that the FFO of our stabilized rental portfolio (“Stabilized Rental FFO”) is a meaningful supplemental measure of the operating performance of our stabilized rental portfolio because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers Stabilized Rental FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, impairment charges and gains or losses related to sales of previously depreciated homes from GAAP net income. By excluding depreciation, impairment and gains or losses on sales of real estate, Stabilized Rental FFO provides a measure of returns on our investments in stabilized real estate assets. However, because Stabilized Rental FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of Stabilized Rental FFO as a measure of our performance is limited.

Our Stabilized Rental Core FFO begins with Stabilized Rental FFO and is adjusted for share-based compensation, acquisition fees and costs, non-cash interest expense related to deferred debt issuance costs and other non-comparable items, as applicable. We believe that Stabilized Rental Core FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as Stabilized Rental FFO and is further helpful as it provides a consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period.

Although management believes that FFO and Stabilized Rental Core FFO increase our comparability with other companies, these measures may not be comparable to the FFO or core FFO of other companies because 1) we apply FFO and Stabilized Rental Core FFO to only our stabilized rental portfolio and 2) other companies may adopt a definition of FFO other than the NAREIT definition, may apply a different method of determining core FFO or may utilize metrics other than or in addition to core FFO.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to Stabilized Rental Core FFO:

Three Months Ended December 31, 2017
GAAP net loss	$(37,474)

Adjustments to determine Stabilized Rental FFO:
Change in unrealized gain on mortgage loans	33,039
Net realized gain on mortgage loans	(10,947)
Net realized gain on sales of real estate	(14,781)
Interest income	(152)
Non-stabilized rental and REO operating expenses	4,390
Real estate depreciation and amortization	16,313
Selling costs and impairment	9,422
Mortgage loan servicing costs	1,011
Insurance recoveries related to natural disasters	(463)
Other expenses	4,796
Stabilized Rental FFO	5,154

Adjustments to determine Stabilized Rental Core FFO:
Conversion fees	90
Non-cash interest expense	1,097
Share-based compensation	738
Other adjustments	694
Stabilized Rental Core FFO	$7,773

Weighted average common stock outstanding - basic and diluted	53,447,950
Stabilized Rental Core FFO per share - basic and diluted	$0.15